December 28, 2007

Securities and Exchange
Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made
by Eaton Vance Government
Obligations Fund (copy attached),
which we understand will be filed
with the Securities and Exchange
Commission, pursuant to Item 77K
of Form N-SAR, as part of the
Form N-SAR of Eaton Vance
Government Obligations Fund
dated December 28, 2007.  We
agree with the statements
concerning our Firm in such Form
N-SAR.

Very truly yours,



PricewaterhouseCoopers LLP

















Eaton Vance Management


The Eaton Vance Building
255 State Street, Boston, MA 02109
(617) 482-8260



December 14, 2007

PricewaterhouseCoopers LLP
125 High Street
Boston, Massachusetts 02110

Dear Sirs:

In accordance with the requirements
of item 304 of Regulation S-K,
please provide us with a letter(s)
from your firm addressed to the
Securities and Exchange
Commission stating your agreement
with the statements made in the
enclosed attachments with respect to
certain Eaton Vance Funds and
Portfolios as referred to therein.

A copy of your letter will be filed
with the Securities and Exchange
Commission, along with the
applicable statement as attached, as
an exhibit to the respective Fund's or
Portfolio's next Form N-SAR for the
period ended October 31, 2007 (in
accordance with Item 77K of Form
N-SAR).

Sincerely,



Barbara E. Campbell
Vice President, Eaton Vance
Management




Applicable to Eaton Vance
Government Obligations Fund and
Government Obligations Portfolio,
Eaton Vance Low Duration Fund
and Investment Portfolio, and Eaton
Vance Income Fund of Boston and
Boston Income Portfolio:

OTTHER MATTERS

Change in Independent Registered
Public Accounting Firm

On August 6, 2007,
PricewaterhouseCoopers LLP
resigned in the ordinary course as the
independent registered public
accounting firm for the Fund and
Portfolio.

The reports of
PricewaterhouseCoopers LLP on the
Fund's and Portfolio's financial
statements for each of the last two
fiscal years contained no adverse
opinion or disclaimer of opinion and
were not qualified or modified as to
uncertainty, audit scope or
accounting principle.  There have
been no disagreements with
PricewaterhouseCoopers LLP during
the Fund's and Portfolio's two most
recent fiscal years and any
subsequent interim period on any
matter of accounting principles or
practices, financial statement
disclosure or auditing scope or
procedure, which disagreements if
not resolved to the satisfaction of
PricewaterhouseCoopers LLP, would
have caused them to make reference
thereto in their reports on the Fund's
and Portfolio's financial statements
for such years, and there were no
reportable events of the kind
described in Item 304 (a)(1)(v) of
Regulation S-K under the Securities
Exchange Act of 1934, as amended.

At a meeting held on August 6, 2007,
based on Audit Committee
recommendations and approvals, the
full Board of Trustees of the Fund
and Portfolio approved Deloitte &
Touche LLP as the Fund's and
Portfolio's independent registered
public accounting firm for the fiscal
year ending October 31, 2007.  To
the best of the Fund's and Portfolio's
knowledge, for the fiscal years ended
October 31, 2006 and October 31,
2005, and through August 6, 2007,
the Fund and Portfolio did not
consult with Deloitte & Touche LLP
on items which concerned the
application of accounting principles
to a specified transaction, either
completed or proposed, or the type of
audit opinion that might be rendered
on the Fund's and Portfolio's
financial statements or concerned the
subject of a disagreement (as defined
in paragraph (a)(1)(iv) of Item 304 of
Regulation S-K) or reportable events
(as described in paragraph (a)(1)(v)
of Item 304 of Regulation S-K).